ACQUISITION AGREEMENT

     AGREEMENT dated February _, 1997 (the "Agreement"), by, between and among GOLDEN BEVERAGE COMPANY, a company incorporated under the laws of the State of Nevada (hereinafter referred to as "GOLDEN"), the persons listed on Exhibit _ attached hereto and made a part hereto; being all of the principal shareholders and executive officers of GOLDEN (hereinafter referred to as "MANAGEMENT"), WORLDWATER, INC., a company incorporated under the laws of the State of Delaware (hereinafter referred to as "WWI") and the persons listed on Exhibit "A" attached hereto and made a part hereof, (hereinafter referred to as the "SELLERS").

     WHEREAS, the SELLERS own a total of 8,141,126 shares of common stock, $.001 par value, of WWI, said shares being 80% of the issued and outstanding common stock of WWI; and

     WHEREAS, the SELLERS desire to sell and GOLDEN desires to purchase one hundred (100%) percent of such shares;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

     1. Purchase and Sale. The SELLERS hereby agree to sell, transfer, assign and convey to GOLDEN and GOLDEN hereby agrees to purchase and acquire from the SELLERS, a total of 8,141,126 shares of Common Stock of WWI, which equals eighty percent (80%) percent of all of WWI's currently issued and outstanding common stock (the "WWI Common Shares"), in a reorganization pursuant to Section 368
(a)(l)(B) of the Internal Revenue Code.

     2. Purchase Price. The aggregate purchase price to be paid by GOLDEN for the WWI Common Shares shall be 8,141,126 post-reverse split shares of GOLDEN $.001 par value voting common stock, (the "GOLDEN Common Shares"), which shares shall be issued on a share-for-share basis for the WWI Common Shares. The GOLDEN Common Shares will be issued to the individual SELLERS in accordance with Exhibit "A-l" attached hereto; GOLDEN shall reserve for issuance, from its authorized and unissued shares, (a) enough shares for issuance pursuant to Exhibit "A-2", as described in Sections 3(b)(i), 3(b)(ii) and 3(b)(iii) herein; and (b) enough shares for issuance to the non-selling WWI shareholders listed on Exhibit "A-3".

     3. Warranties Representations and Covenants of WWI and WWI PRINCIPALS. In order to induce GOLDEN to enter into this Agreement and to complete the transaction contemplated hereby, WWI and its principal executive officers (hereinafter referred to as the "WWI PRINCIPALS"), jointly and severally warrant and represent to GOLDEN that:

          (a) Organization and Standing. WWI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of WWI's Certificate of Incorporation, amendments thereto and all current By-laws of WWI. No changes thereto will be made in any of the Exhibit "B" documents before the Closing. WWI has no subsidiaries or any investments or ownership interests in any corporation, partnership, joint venture or other business enterprise which is material to its business.

          (b) Capitalization. As of the Closing Date, WWI's entire authorized equity capital consists of 20,000,000 shares of Common Stock $.001 par value, of which 10,176,408 shares of Common Stock will be outstanding as of the Closing. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which WWI or the SELLERS are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security, except as set forth in Exhibit "A-2", which consists of: (i) 4,888,368 shares reserved for issuance upon the conversion of debentures with face value of $2,329,518; (ii) 3,027,565 shares reserved for issuance upon conversion of outstanding warrants, at an average conversion price of $.60 per share; and (iii) 10,157,659 additional shares, which are to be issued if and when the conditions described in Part III of Exhibit "A2" are met. Also attached as Exhibit "A-3" is the list of WWI stockholders owning a total of 2,035,282 shares who are not tendering their shares for sale in this transaction; Exhibits "A-l" and "A-3" total 10,176,408 shares; all WWI shares now issued and listed in Exhibits "A-l" and "A-3", and all WWI shares issuable as listed in Exhibit "A-2", are exchangeable for GOLDEN shares on a share-for-share basis at any time provided that they may be legally issued at such time, and provided that if GOLDEN splits or reverse splits its shares after the reverse split described in
Section 4(b), then the number of shares issuable to the persons listed in Exhibits "A-2" and "A-3" will be adjusted accordingly. The 8,141,126 issued and outstanding WWI Common Shares to be transferred by SELLERS constitutes eighty (80.0%) percent of the currently issued and outstanding shares of Common Stock of WWI, which includes, inter alia, that same percentage of WWI's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

          (c) Ownership of WWI Shares. Each SELLER warrants and represents, severally, that as of the date hereof, such SELLER is the sole owner of the WWI Common Shares listed by his or her name on Exhibit "A-1", free and clear of all liens, encumbrances, and restrictions whatsoever, except that the WWI Common Shares so listed have not been registered under the Securities Act of 1933, as amended (the "'33 Act"), or any applicable State Securities laws. By SELLERS' transfer of the WWI Common Shares to GOLDEN pursuant to this Agreement, Golden will thereby acquire 80% of the outstanding capital stock of WWI, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the WWI Common Shares will not have been registered under the '33 Act, or any applicable State securities laws.

          (d) Taxes. WWI has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on WWI. WWI's income tax returns have never been audited by any authority empowered to do so.

          (e) Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting WWI, or against the WWI PRINCIPALS that arise out of their operation of WWI, except as described in Exhibit "C" attached hereto. WWI is not knowingly in material violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its services, the '33 Act, the Securities Exchange Act of 1934, as amended (the "'34 Act"), the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state.

          (f) Governmental Regulation. WWI holds the licenses and registrations set forth on Exhibit "D" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit WWI to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.

          (g) Ownership of Assets. Except as set forth in Exhibit "E" attached hereto, WWI has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by WWI as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has WWI disposed of any such asset since the date of the most recent balance sheet described in Section 3(o) of this Agreement.

          (h) No Interest in Suppliers, Customers, Landlords or Competitors. Neither the WWI PRINCIPALS nor any member of their families have any material interest of any nature whatever in any supplier, customer, landlord or competitor of WWI.

          (i) No Debt Owed by WWI to WWI PRINCIPALS. Except as set forth in Exhibit "F" attached hereto, WWI does not owe any money, securities, or property to either the WWI PRINCIPALS or any member of their families or to any company controlled by such a person, directly or indirectly. To the extent that WWI may have any undisclosed liability to pay any sum or property to any such person or entity or any member of their families such liability is hereby forever irrevocably released and discharged.

          (j) Corporate Records. All of WWI's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

          (k) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to GOLDEN in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

          (l) Validity of this Agreement. All corporate and other proceedings required to be taken by the SELLERS and by WWI in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the SELLERS and by WWI, and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, WWI's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which WWI or the SELLERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree, of any court, regulatory agency or other governmental body; and the business now conducted by WWI can continue to be so conducted after completion of the transaction contemplated hereby, with WWI as a wholly-owned subsidiary of GOLDEN.

          (m) Consents and Approvals; Compliance with Laws. Neither WWI nor the SELLERS are required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of WWI has been operated in material compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.

          (n) Access to Books and Records. GOLDEN will have full and free access to WWI's books during the course of this transaction prior to Closing, during regular business hours, on reasonable notice.

          (o) WWI Financial Statements. Before the Closing, WWI's audited financial statements as of and for the fiscal years ended December 31, 1994 and December 31, 1995, and WWI's unaudited financial statements as of and for the nine months ended September 30, 1996, will be provided to GOLDEN and will be annexed hereto as Exhibit "G"; the WWI financial statements will accurately describe WWI's financial position as of the dates thereof. The WWI's financial statements will have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulation S-X, S-B, and/or the rules promulgated under the '33 Act and the '34
Act) and for the fiscal years certified by independent certified public accountants with SEC experience.

          (p) WWI's Corporate Summary. WWI's Corporate Summary, dated February 18, 1997 (attached hereto as Exhibit "L") accurately describes WWI's business, assets, proposed operations and management as of the date thereof, since the date of the Corporate Summary, there has been no material adverse change in the Business Plan and no material adverse change in WWI; provided that no warranties or representations are made as to any financial projections.

     4. Warranties, Representations and Covenants of GOLDEN and MANAGEMENT. In order to induce the SELLERS and WWI to enter into this Agreement and to complete the transaction contemplated hereby, GOLDEN and MANAGEMENT jointly and severally warrant, represent and covenant to WWI and SELLERS that:

          (a) Organization and Standing. GOLDEN is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business as a foreign corporation in every other state and jurisdiction in which it operates to the extent required by the laws of such states or jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. GOLDEN has no subsidiaries or any other investments or ownership interests in any corporation, partnership, joint venture or other business enterprise.

          (b) Capitalization. GOLDEN's entire authorized equity capital consists of 160,000,000 shares of voting common stock, $.001 par value and 10,000,000 shares of preferred stock, $.01 par value. As of the Closing, after giving effect to the proposed one-for-l,240.597 reverse split of GOLDEN's 140,276,792 currently outstanding shares into 113,072 shares, and the issuance of 1,017,640 post-reverse split shares to the Consultants described in Section 12 hereof, GOLDEN will have authorized 160,000,000 shares of Common Stock, $.001 par value and 10,000,000 shares of preferred stock, $.01 par value; and will have issued and outstanding 1,130,712 shares of voting common stock, $.001 par value and no shares of preferred stock issued, which does not include either the 8,141,126 post-reverse split shares of common stock being issued to the SELLERS listed in Exhibit "A-1" pursuant to this Agreement, or the

20,114,874 shares reserved for issuance pursuant to Exhibits "A-2" and "A-3". Upon issuance, all of the GOLDEN Common Stock will be validly issued, fully paid and non-assessable. The relative rights and preferences of GOLDEN's equity securities are set forth on the Certificate of Incorporation, as amended and GOLDEN's By-laws (Exhibit "H" hereto). There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which GOLDEN is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of GOLDEN provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of GOLDEN. Cumulative voting is provided for by the By-laws or Certificate of Incorporation of GOLDEN. Accordingly, as of the Closing the 8,141,126 shares being issued to and acquired by the SELLERS shall constitute 87.8% of the 9,271,838 shares Of GOLDEN which will then be issued and outstanding (including all consulting fees), which includes, inter alia, that same percentage of GOLDEN's voting power (subject to the provisions regarding cumulative rights), right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any. Further, it and when all 10,176,408 WWI shares are exchanged for 10,176,408 shares of GOLDEN (and assuming that no other shares of GOLDEN are issued), then there will be a total of l1,307,120 shares of GOLDEN issued and outstanding consisting of 113,072 shares owned by current GOLDEN shareholders, I ,017,640 shares issued to CONSULTANTS (per Section 12 herein), and 10,176,408 shares issued to WWI stockholders.

          (c) Ownership of Shares. By GOLDEN's issuance of the GOLDEN Common Shares to the SELLERS pursuant to this Agreement, the SELLERS will thereby acquire good, absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such GOLDEN shares will not have been registered under the '33 Act, or any applicable state securities laws.

          (d) Significant Agreements. GOLDEN is not and will not at Closing be bound by any of the following:

                  (i) Employment, advisory or consulting contract (except as described in Section 12 herein);

                  (ii)  Plan providing for employee benefits of any nature;

                  (iii) Lease with respect to any property or equipment;

                  (iv)  Contract or commitment for any current expenditure;

                  (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

                  (vi) Contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not set forth in this Agreement or an Exhibit hereto;

                  (vii) Agreement  with any  person  relating  to the  dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

          (e) Taxes. GOLDEN has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete. GOLDEN's income tax returns have never been audited by any authority empowered to do so.

          (f) Absence of Liabilities. At and as of the Closing Date and after giving effect to the sale of all of GOLDEN's assets to and the assumption of liabilities by Twin Dragon Trading Corporation as of the Closing, GOLDEN will have no liabilities of any kind or nature, fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which GOLDEN agrees to be responsible and to pay in full at or before the Closing.

          (g) No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting GOLDEN, or against any of the GOLDEN MANAGEMENT and arising out of their operation of GOLDEN. GOLDEN has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the '33 Act, the '34 Act, the Rules and Regulations of the SEC, or the Securities Laws and Regulations of any state. GOLDEN is not an investment company as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. GOLDEN is required to file reports pursuant to Section 12(g) of the '34 Act and is now and as of the Closing will be current in its filings. GOLDEN's last two Form 10-K Annual Reports have been thed without certified financial statements, in compliance with SEC Regulation 210.3-11.

          (h) Corporate Records. All of GOLDEN's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation; all of said books and records will be made available for inspection by WWI's authorized representatives prior to the Closing as provided by Section 4(1) herein, and will be delivered to GOLDEN's new management at the Closing.

          (i) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to WWI in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

          (j) Validity of this Agreement. All corporate and other proceedings required to be taken by GOLDEN in order to enter into and to carry out this Agreement will have been duly and properly taken at or before the Closing. This Agreement has been duly executed by GOLDEN, and constitutes a valid and binding obligation of GOLDEN enforceable in accordance with its terms. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, GOLDEN's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which GOLDEN is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree of any court, regulatory agency or other governmental body.

          (k) Consents and Approvals; Compliance with Laws. Except for the notices to be filed as described in Section 7(a)(v) herein, neither GOLDEN nor Management is required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of GOLDEN has been operated in compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.

          (l) Access to Books and Records. WWI and SELLERS will have full and free access to GOLDEN's books and records during the course of this transaction prior to and at the Closing, on reasonable notice.

          (m) GOLDEN Financial Statements. At or before the Closing, GOLDEN and MANAGEMENT will provide WWI with GOLDEN's audited financial statements for the fiscal year ended December 31, 1996, which will be certified in accordance with GAAP by independent certified public accountants with SEC experience, and which comply with applicable Federal securities laws and regulations including Regulation S-X. There will have been no material change in the business, assets, or condition (financial or otherwise) of GOLDEN since the date of such financial statements to the Closing, other than the proposed sale of assets to and the assumption of GOLDEN's liabilities by the Twin Dragon Trading Corporation, which sale and assumption of liabilities will take effect at and as of the Closing.

          (n) GOLDEN Financial Condition. As of the Closing, GOLDEN will have no assets or liabilities.

          (o)  Directors'  Approval.   Immediately  upon  the  signing  of  this
Agreement, GOLDEN'S Board of Directors, by meeting or consent, will duly and properly authorize the matters described in section 7(a)(vii) herein.

          (p) The GOLDEN Shares. All of the GOLDEN Common Shares issued to SELLERS shall be validly issued, fully-paid non-assessable shares of GOLDEN Common Stock, with full voting rights, dividend rights, and tight to receive the proceeds of liquidation, if any, as set forth in GOLDEN's Certificate of Incorporation.

          (q) Trading of GOLDEN Stock. GOLDEN's common stock is now and as of the Closing will be traded on the OTC Bulletin Board (Symbol: GNBV); no further action must be taken before the Closing for continued trading on the Bulletin Board except for the filing of the notices described in Section 7(a)(v); and except after the Closing a Form 8-K must be filed, which will be the responsibility of GOLDEN's new management.

     5. Term; Indemnification. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto. MANAGEMENT hereby agree, jointly and severally, to indemnify, defend, and hold harmless GOLDEN, WWI, and the SELLERS from and against any damage, loss liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breach of any representation, warranty, covenant, or agreement made by MANAGEMENT in this Agreement.

     6. The GOLDEN Shares. All of the GOLDEN Common Shares shall be validly issued, fully-paid and non-assessable shares of GOLDEN Common Stock, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in GOLDEN's Certificate of Incorporation.

     7. Conditions Precedent to Closing. (a) The obligations of WWI and the SELLERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

          (i) That GOLDEN's and MANAGEMENT's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time, and MANAGEMENT will deliver an executed certification confirming the foregoing;

          (ii) That GOLDEN and MANAGEMENT shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

          (iii) That GOLDEN's directors, by proper and sufficient vote taken either by consent of directors or at a meeting duly and properly called and held, shall have properly approved the sale of GOLDEN's assets to and the assumption of GOLDEN's liabilities by Twin Dragon Trading Corporation ("Twin Dragon"), and that WWI shall have received satisfactory evidence of the consummation of the sale of GOLDEN's assets to Twin Dragon and the assumption of GOLDEN's liabilities by Twin Dragon, together with a satisfactory indemnification from Twin Dragon and its principal owners as to any previous liabilities of GOLDEN;

          (iv) That WWI shall have received a legal opinion from counsel to GOLDEN that the actions approved by the Board of Directors as set forth in
Section 7(a)(iii) and Section 7(a)(vii) herein can be effected without approval of GOLDEN'S shareholders and that, upon such Board approval, the transactions referred to those Sections will have been consummated and will represent GOLDEN's binding obligations;

          (v) That GOLDEN shall have filed the notice required by Rule 14(f)(1) under the '34 Act and the notice of the reverse split required by Rule 10b-17 under that Act, and shall have sent notice to its stockholders of the transactions contemplated herein; and

          (vi) GOLDEN shall have filed the Form S-8 contemplated by Section 12 herein and shall have provided WWI and the CONSULTANTS (as defined in Section 12 herein) with a legal opinion that the shares issued to CONSULTANTS can be and by virtue of the filing of Form S-8 have been registered under the '33 Act pursuant to FORM S-8; and

          (vii) That GOLDEN'S Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the contemplated reverse split of GOLDEN's outstanding Common Stock without changing either the authorized shares or the par value; approved the resignation of all of GOLDEN'S current directors and the election of up to six designees of WWI to serve as directors in place of GOLDEN's current directors; approved the sale of assets to Twin Dragon as described in Section 7(a)(iii} herein; and will have approved such other changes as are consistent with this Agreement and approved by WWI and GOLDEN; and

          (viii) That SELLERS shall have received confirmation of full payment from all parties required to receive payment for the costs in connection with this transaction, as referred to in Section 4(1)herein.

     (b) The obligations of GOLDEN and MANAGEMENT under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

          (i) That WWI's and SELLERS' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and WWI and the WWI PRINCIPALS shall deliver an executed certification confirming the foregoing;

          (ii) That WWI and WWI PRINCIPALS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the the of Closing; and

          (iii) That WWI's officers will have signed non-compete clauses in the form attached hereto as Exhibit "J".

     8. Termination. This Agreement may be terminated at any time before or at Closing, by:

          (a)  The mutual agreement of the parties;

          (b)  Any party if:

               (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished on or before March 31, 1997.

               (ii) Any legal  proceeding  shall have been  instituted  or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.

     Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

     9. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

     10. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     11. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of John B. Lowy, P.C. attorneys for Olympic Capital Group, Inc., at 1:00 P.M. on the first business day after the latter of the approval of SELLERS owning at least 80% of WWI's Common Stock or the directors of GOLDEN approving this Agreement and the matters referred to in
Section 7(a)(vii) herein, or such other date as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

     12. Fees and Commissions. (a) Except as described in this Section 12, no broker, finder, or other person or entity is entitled to any fee or commission from GOLDEN or WWI for services rendered on behalf of GOLDEN or WWI in connection with the transactions contemplated by this Agreement. As compensation for its services in initiating this transactions and ongoing consulting services to GOLDEN and WWI, GOLDEN agrees to issue to the individuals listed in Schedule S-8 attached hereto, which includes individuals employed by Olympic Capital Group, Inc. ("OCG") and Park Street Investments, Inc. ("PARK") (collectively, the "CONSULTANTS"), a total Of 1,017,640 post-reverse split shares. Such shares shall be issued at Closing pursuant to the Consulting Agreements attached hereto as Exhibit S-8, and shall be registered at or before the Closing under the '33 Act pursuant to Form S-8.

          (b) In addition to the shares to be issued to PARK and OCG described in Section 12(a), it is also agreed by the parties hereto that during the first 12 months after the Closing, if and as any additional shares of GOLDEN are issued, at the same time GOLDEN shall issue to PARK's designees, to OCG's designees and to GOLDEN's PRINCIPALS' designees a number of shares equal to 2%, 2% and 1%, respectively, of the additional GOLDEN shares issued, until GOLDEN shall have issued up to 10,000,000 additional shares to such persons, i.e., the maximum number of additional shares of GOLDEN post-reverse split common stock issuable pursuant to this Section 12(b) shall be 200,000, 200,000 and 100,000, respectively; all shares shall be registered under Form S-8. The number of shares issuable to the persons named in the preceding sentence shall be reduced if and to the percentage extent that such a person has transferred (including transfer by gift or into street name) any of the shares preciously issued to such person under Section 12(a); e.g. if OCG has received 150,000 shares pursuant to Section 12(a) and has transferred 30,000 of those shares before GOLDEN issues an additional 4,000,000 shares, then instead of OCG receiving 80,000 additional shares, OCG will receive 20% less - i.e. 64,000 shares. The CONSULTANTS hereby acknowledge that, upon their receipt of the shares described in this Section 12, and the registration on Form S-8 of such shares issued to OCG and PARK and such additional shares as may be included in the S-8 registration statement, as permitted by applicable SEC rules and regulations, GOLDEN, WWI, and the SELLERS shall have no further obligation to compensate the CONSULTANTS. If permissible, the initial registration statement on Form S-8 shall register all shares which can be issued pursuant to this Section 12, including Section 12(b).

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

     14. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                                          GOLDEN BEVERAGE COMPANY

                                     By:  /s/ Dino Keller
                                          ----------------------------
                                          Dino Keller

                                   MANAGEMENT:

/s/ Shiou Yung Wang                               /s/ John Sorenson
-------------------------------                   ------------------------------
Shiou Yung Wang                                   John Sorenson

/s/ Gene K. Lee                                   /s/ Dino Keller
-------------------------------                   ------------------------------
Gene K. Lee                                       Dino Keller

                                          WORLDWATER, INC.

                                     By:  /s/ Quentin T. Kelly
                                          ----------------------------
                                          Quentin T. Kelly

                                 WWI PRINCIPALS:

[MISCELLANEOUS]                                   ______________________________
-------------------------------

_______________________________                   ______________________________

                                    SELLERS:
[MISCELLANEOUS]                                   ______________________________
-------------------------------
_______________________________                   ______________________________

_______________________________                   ______________________________


                                           OLYMPIC CAPITAL GROUP, INC.

                                     By:   /S/ John B. Lowy
                                           -------------------------------------
                                           John B. Lowy, President

                                           PARK STREET INVESTMENTS, INC.

                                     By:   /S/ Ken Kurtz
                                           -------------------------------------
                                           Ken Kurtz, President